EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173530 on Form S-3 of
our report dated February 29, 2012, relating to the consolidated financial statements and financial statement schedule of Public Service Company of New Mexico and subsidiaries appearing in this Annual Report on Form 10-K of Public Service Company of New Mexico and subsidiaries for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 29, 2012